Exhibit 99.1
Press Release
For Immediate Release
Contact: Alanna Vitucci
alanna.vitucci@zovio.com
858 668 2586 x11636

Zovio and University of Arizona Announce Transformational Higher Ed Agreement
Zovio will continue to provide education technology services that increase access to higher education for underrepresented and nontraditional students as part of Ashford University acquisition by The University of Arizona Global Campus
CHANDLER, Ariz. (August 3, 2020) - Today, Zovio (Nasdaq: ZVO), announced the signing of a definitive agreement to sell Ashford University to a newly formed non-profit entity that will bear the name of The University of Arizona Global Campus. Zovio will continue to provide its high-quality, innovative education technology services under a long-term Strategic Services Agreement. This partnership will offer nontraditional and underrepresented students access to flexible, affordable, high-quality higher education opportunities to achieve their academic and career goals.
The new non-profit entity, The University of Arizona Global Campus, will acquire Ashford University and be fully-online, with its own accreditation, programs, and faculty in affiliation with the University of Arizona. Ashford University’s faculty and approximately 35,000 students will continue coursework with no interruptions in degree programs.
“At Zovio we use educational technology to create personalized online learning opportunities that enable learners to achieve their aspirations. With over 16 years of industry experience, we understand the changing dynamics of higher education as well as the challenges students and educators now face as the COVID-19 pandemic further alters the learning landscape,” said Andrew Clark, Founder, President and CEO of Zovio. “That is why we’re excited to partner with University of Arizona in support of their vision to expand access and provide innovative learning solutions to help the University of Arizona meet students where they are.”
This transaction is an important step in Zovio’s strategic goal of becoming an education technology services company. Zovio will continue providing excellent education technology services to The University of Arizona Global Campus, while at the same time, pursuing diversified growth as a provider of technology and services to other institutions, corporations, and learners.
Through acquisition of Ashford University, the non-profit University of Arizona Global Campus will expand University of Arizona’s reach and ability to provide access to more underrepresented and nontraditional students and new populations of students across the United States and around the world.
“As students look for new avenues to attain higher education, the accessibility and innovative approach of The University of Arizona Global Campus will help a new generation of Wildcats find success. By establishing The University of Arizona Global Campus, the University of Arizona will greatly expand its reach and live up to its responsibility as a land-grant university to provide access to quality education, including to working adults, full-time parents, military service members, and other underrepresented students,” said Dr. Robert Robbins, 22nd president of the University of Arizona. “We will do so with an unwavering commitment to students and their success.”

Exhibit 99.1
Zovio’s promise of high-quality virtual learning, access, and inclusivity will be combined with the University of Arizona’s heritage as a land-grant institution focused on student success. The University of Arizona Global Campus will focus on serving underrepresented and non-traditional students such as veterans or those who work or parent full time and who are in need of flexible pathways to advance their education or learn new skills. As this student population turns increasingly to online platforms for higher education and institutions seek to make classes available to more students, The University of Arizona Global Campus will meet students wherever they are in their educational journey.
“The University of Arizona Global Campus truly represents a forward-thinking approach to higher education. It’s the kind of innovative partnership that gives traditional public universities the opportunity to provide more students with access to education while also serving an expansive array of constituents far beyond the traditional campus,” said Gregory Geoffrey, Chair of the Board of Trustees at Ashford University and former President of Iowa State University. “The University of Arizona, through The University of Arizona Global Campus, will be able to more fully deliver on its mission to serve a broad community of working adults, veterans, and other non-traditional students and ensure a new high-quality option for all students looking to build a better future. The University of Arizona Global Campus will leverage developing technologies, new tools, and the expertise of educators committed to rigorous academic programs to give students a truly enriching online educational experience.”
“The University of Arizona is making a smart move, consistent with its core mission, in expanding its ability to serve non-traditional students through Global Campus. And, of course, this is great news for students, who will benefit both by the affiliation with the University of Arizona and by access to a high-quality education consistent with the principles of a top public research university,” said John Sexton, former President of New York University.
The University of Arizona has a 135-year record of providing student-centric high-quality education to all classes of students -- through more than 250 undergraduate majors and graduate programs, premier research university facilities and resources, and an internationally recognized faculty committed to student success. Building on its experience through Arizona Online and in keeping with its land-grant responsibility to provide access, the expansion of The University of Arizona Global Campus will enable University of Arizona to reach students beyond its current student body, beyond Arizona, and beyond traditional education modalities.
Ashford University is accredited by WASC Senior College and University Commission (WSCUC). Ashford University leads the nation for the number of courses certified by Quality Matters, an independent non-profit, quality assurance organization. According to the independent National Survey of Student Engagement (NSSE), Ashford students experienced an academic challenge higher than that of the top 10% of other institutions participating in the NSSE survey for higher order learning, learning strategies, and effective teaching practices.
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About Zovio
Zovio (Nasdaq: ZVO) is an education technology services company that partners with higher education institutions and employers to deliver innovative, personalized solutions to help learners and leaders achieve their aspirations. The Zovio network, which includes Fullstack Academy, TutorMe, and Learn@Forbes, leverages its core strengths and applies its technology and capabilities to priority market needs. Using advanced data and analytics, Zovio identifies the most meaningful ways to enhance the learner experience and deliver strong outcomes for higher education institutions, employers, and learners. Zovio's purpose is to help everyone be in a class of their own. For more information, visit www.zovio.com.

Exhibit 99.1
About University of Arizona
The University of Arizona, a land-grant university with two independently accredited medical schools, is one of the nation's top public universities, according to U.S. News & World Report. Established in 1885, the university is widely recognized as a student-centric university and has been designated as a Hispanic Serving Institution by the U.S. Department of Education. The university ranked in the top 20 in 2018 in research expenditures among all public universities, according to the National Science Foundation, and is a leading Research 1 institution with $687 million in annual research expenditures. The university advances the frontiers of interdisciplinary scholarship and entrepreneurial partnerships as a member of the Association of American Universities, the 65 leading public and private research universities in the U.S. It benefits the state with an estimated economic impact of $4.1 billion annually. For the latest on the University of Arizona response to the novel coronavirus, visit the university's COVID-19 webpage.
About Ashford University
Ashford University is a recognized leader and innovator in distance learning and online education. Ashford is designed to meet the needs of working students, offering programs most often sought by those whose primary educational goals relate to developing professional and career-relevant competencies. Flexible schedules, innovative delivery, and accessible academic support tools help working students balance busy lives with academic studies. Ashford offers associate, bachelor’s, master’s, and doctoral degree programs. For more information, please visit www.ashford.edu, www.facebook.com/ashforduniversity, or www.twitter.com/AshfordU.